EXHIBIT 4

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

471,700 Shares of Common Stock	Warrant No. 2009-04

WARRANT

To Purchase Common Stock of

TOR Minerals International, Inc., a Delaware corporation

Section 1.        Grant of Warrant.  THIS IS TO CERTIFY THAT X - L Investments (the "Holder"), or its registered assigns, is entitled to exercise this Warrant to purchase from TOR Minerals International, Inc., a Delaware corporation (the "Company"), up to an aggregate of 471,700 shares of common stock, par value $0.25 per share (the "Common Stock") of the Company, subject to adjustment determined in accordance with Section 8, all on the terms and conditions and pursuant to the provisions hereinafter set forth.  This Warrant is issued pursuant to a Subscription Agreement dated August 21, 2009 (the "Subscription Agreement"), between the Company and the Holder relating to the purchase by the Holder of the Company's 6% Convertible Subordinated Debentures due May 4, 2016.

Section 2.        Exercise Price.  The purchase price payable for each of the shares of Common Stock sold upon exercise of this Warrant shall be $0.53 (the "Exercise Price").  Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided in Section 8.

Section 3.        Exercise.  This Warrant may be exercised in whole or in part at any time or from time to time only after the Company obtains shareholder approval for the issuance of shares upon exercise of this Warrant and on or before the seven year anniversary of the date hereof (the "Expiration Date"), unless otherwise extended.  If such shareholder approval is not obtained, this Warrant shall remain non-exercisable.

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In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 722 Burleson Street, Corpus Christi, Texas  78402, or at such other office as shall be designated by the Company pursuant to Section 12:

(a)        written notice of the Holder's election to exercise this Warrant, which notice shall be substantially in the form of the attached "Subscription Form" and shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

(b)        a wire transfer of immediately available funds to the Company; and

(c)        this Warrant, properly endorsed.

Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise.  The stock certificate or certificates so delivered shall be registered in the name of the Holder or such other name as shall be designated in said notice.

This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of that said notice, together with said payment and this Warrant, is received by the Company as aforesaid (the "Exercise Date").  Except as otherwise provided in this Warrant, the holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, that the Holder shall, for all purposes, be deemed to have become the holder of record of such shares on the Exercise Date.  If the exercise is for less than all of the shares of Common Stock issuable as provided in this Warrant, the Company shall issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder.  The holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

Section 4.        Taxes.  The issuance of any Common Stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate, unless such tax is imposed by law upon the Holder (including, without limitation, Federal, state or local income taxes), in which case such taxes shall be paid by the Holder.  The obligations of the parties under this Section shall survive any redemption, repurchase or acquisition of this Warrant or the Common Stock issued upon exercise of this Warrant by the Company, and any cancellation or termination of this Warrant.

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Section 5.        Transfer.  Subject to applicable state and federal law, this Warrant and all options and rights hereunder may be transferred, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by its duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the "Assignment Form" attached hereto duly executed.  The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.  If this Warrant is transferred in part, the Company shall, at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred.

Section 6.        No Fractional Shares.  No fractional shares of Common Stock shall be issued upon the exercise of this Warrant and, in lieu thereof, any fractional shares shall be rounded down to the nearest whole.

Section 7.        Reservation of Shares.  The Company shall, at all times prior to the Expiration Date, reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of effecting the exercise of this Warrant, as may from time to time be issuable upon exercise of this Warrant.

Section 8.        Adjustments.  The number and kind of securities or other property purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

            (a)        Subdivisions, Combinations, Dividends and Distributions.  In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event.  Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

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                        (b)        Reorganization or Reclassification.  In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection (a) above or Subsection (d) below), any holder of Warrants, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company) shall be made for the application of this Section 8 with respect to the rights and interests thereafter of the Holder (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 8 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrant for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrant.

                        (c)        Notification.  Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 8, the Company will promptly deliver to holders of Warrants, by first-class, postage prepaid mail, a brief summary of the number and kind of securities or other property purchasable upon exercise of the Warrant as so adjusted, state that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 8, and set forth a brief statement of the facts accounting for such adjustments; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 8; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 9.

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                        (d)       Merger, Consolidation or Disposition of Assets. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the holder of Warrants a supplemental warrant agreement providing that such holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

            (e)        New Warrants.  Irrespective of any adjustments in the number or kind of shares issuable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

            (f)        Computations.  The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, and not disapproved by the Holder, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

            (g)        Definition of "Common Stock."  For the purpose of this Section, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Warrant, with respect to the Common Stock, shall apply on like terms to any such other shares.

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Section 9.        Notice of Certain Corporate Action.  In case the Company after the date hereof shall propose to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to all holders of Warrants notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action.  Such notice shall be filed and mailed at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section.

Section 10.      Replacement of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrant, and

            (a)        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

            (b)        in the case of mutilation, upon surrender or cancellation thereof,

the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants.

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Section 11.      Reduction of Exercise Price Below Par Value.  Before taking any action that would cause an adjustment pursuant to Section 8 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

Section 12.      Notices.  All notices, requests, consents, approvals or demands to or upon the respective parties hereto shall be given or made to each party at the address specified below.

If to the Company:

            TOR Minerals International, Inc.

            722 Burleson Street

            Corpus Christi, Texas  78402

            Attention:  Chief Financial Officer

            Phone:  (361) 883-5591

            Telecopy:  361-883-7619

                        With a copy to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas  75202

Attn:  L. Steven Leshin, Esq.

Telecopy:  (214) 880-0011

If to the Holder, at the address or transmission number provided in the Subscription Agreement.

Unless otherwise specified herein, all such notices, requests, consents, approvals and demands given or made in connection with the terms and provisions of this Warrant shall be deemed to have been given or made when personally delivered, or, if mailed, upon the earlier of actual receipt by the addressee or three (3) days after sent by registered or certified mail, postage prepaid, or, in the case of overnight courier service (which may be utilized hereunder), when delivered by the overnight courier company to the respective address specified above, or, in the case of telecopy or facsimile transmission (which may be utilized hereunder), within the first business hour (9:00 a.m. to 5:00 p.m., local time for the recipient, on any Business Day) after receipt by the respective addressee.  Any party may change the address or transmission number to which notices shall be directed hereunder by giving ten (10) days written notice of such change to the other parties.

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            Section 13.      Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of Texas in any action or proceeding arising out of or relating to this Warrant.

Section 14.      Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of, and be binding upon, the successors and assigns of the Holder hereof and shall be enforceable by any such Holder.  In the event this Warrant is sold, transferred or assigned, the transferor will give written notice to the Company within fifteen (15) days following such sale, transfer or assignment and in such notice designate the name and address of the transferee.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued on its behalf.

DATED as of August 21, 2009.

TOR MINERALS INTERNATIONAL, INC
By:	BARBARA RUSSELL
Barbara Russell, Acting CFO
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                                                        SUBSCRIPTION FORM

                                        (To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ shares of Common Stock of TOR Minerals International, Inc., a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________ whose address is ________________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

DATED:  __________________, _______   ___________________________________

By:

Name:

Title:

Address:

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                                                          ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares Common Stock

and does hereby irrevocably constitute and appoint as Attorney__________________________ to register such transfer on the books of _____________________________ maintained for the purpose, with full power of substitution in the premises.

DATED:  _________________, _____.

By:

Name:

Title:

NOTICE:        The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                           ACKNOWLEDGMENT BY ASSIGNEE

The undersigned Assignee hereby acknowledges receipt of the Warrant Certificate, and agrees to be bound by its terms.

                                                                        __________________________________________

By:

Name:

Title:

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